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                                                                     EXHIBIT 3.4

                                                                       F I L E D
                                                                     SEP 27 1994
                                                              OKLAHOMA SECRETARY
                                                                        OF STATE




                         CERTIFICATE OF INCORPORATION
                                      OF
                           GOTHIC ENERGY CORPORATION



TO:  THE SECRETARY OF STATE, STATE OF OKLAHOMA


     The undersigned Incorporator, Michael Paulk, 5727 South Lewis, Suite 700, Tulsa, Oklahoma 74105, being a person legally competent to enter into contracts for the purpose of forming a corporation under the "Oklahoma General Corporation Act" of the State of Oklahoma, does hereby adopt the following Certificate of
Incorporation:


                                  ARTICLE ONE
                                  -----------


                       The name of this Corporation is:


                           GOTHIC ENERGY CORPORATION


                                  ARTICLE TWO
                                  -----------


     The address of its registered office in the State of Oklahoma is 3800 First National Tower, Tulsa, Tulsa County, Oklahoma, and the name of its registered agent at such address is Ira L. Edwards, Jr.



                                 ARTICLE THREE
                                 -------------


                 The duration of the Corporation is perpetual.



                                 ARTICLE FOUR
                                 ------------


     The purpose for which this Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.



                                 ARTICLE FIVE
                                 ------------


     All of the shares to be issued by the Corporation shall be of one class, namely, Common Stock, of a par value of One and No/l00's Dollars ($1.00) per share. The aggregate number of shares which the Corporation shall have the authority to allot is 50,000 thereby resulting in the Corporation have total authorized stock in the amount of $50,000.00.
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                                  ARTICLE SIX
                                  -----------


     The number of Directors of the Corporation shall be as specified in its Bylaws, and such number may, from time to time, be increased or decreased under the Bylaws or any amendment or change thereof. Directors and officers need not be shareholders. In case of vacancies in the Board of Directors, a majority of the remaining members of the Board, even though less than a quorum, may elect Directors to fill such vacancies to hold office until the next annual meeting of the shareholders, and the election, qualification and taking of office of their successors.


     The name and mailing address of the person who is to serve as the Board of Directors of the Corporation until the First Annual Meeting of Shareholders or until their successors are elected and qualified, is:



          Name                                 Address
          ----                                 -------


    Michael Paulk                      5727 South Lewis, Suite 700
                             Tulsa, Oklahoma 74105



                                 ARTICLE SEVEN
                                 -------------


     Meetings of shareholders may be held within or without the State of Oklahoma, as the Bylaws may provide. Elections of directors need not be by written ballot, unless the Bylaws of the Corporation shall so provide.



                                 ARTICLE EIGHT
                                 -------------



     No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of capital stock of such other corporation is owned by this Corporation, and no act of the Corporation shall in any way be affected by the fact that any of the Directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any Director individually, or any firm of which such Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he/she or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation, or a majority thereof, and any Director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction with like force and effect as if he/she were not such director or officer of such other corporation or not so interested.



                                 ARTICLE NINE
                                 ------------



     A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders; or (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) under 18 Okla. Stat. Section 1053 (Supp. 1986), or its successor provision; or (d) for any transaction from which the director derived an improper personal benefit.

                                       2
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                                  ARTICLE TEN
                                  -----------



  The Corporation may, from time to time, enter into one or more contracts for the management and supervision of all or any part of its business by any other corporation or any joint stock company, trust, firm, association, partnership or person, and for the payment of compensation therefor. Any provisions of such contract relating to compensation shall require the authorizing vote, passed at a meeting duly convened for the purpose, of a majority of the Common Stock of the Corporation at the time outstanding.



                                 ARTICLE ELEVEN
                                 --------------



     In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors of this Corporation is expressly authorized:


     1. To make, alter and repeal the Bylaws of the Corporation.


     2. To set apart out of any funds of the Corporation available for dividends or any amount or amounts as a reserve or reserves for working capital or for any other proper purpose and to abolish any such reserve or reserves or any part thereof created by the Board of Directors of the Corporation.


     3. To appoint by resolution passed by a majority of the Board of Directors of the Corporation an Executive Committee, composed of one (1) or more members, each of whom must be a Director of the Corporation, which Executive Committee, to the extent provided in such resolution or in the Bylaws of the Corporation, shall possess and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that the acts of said Executive Committee shall be deemed the acts of all members of the Board of Directors insofar as their liability or responsibility therefor is concerned, and the Board of Directors may not by creation or appointment of an Executive Committee relieve themselves of the responsibility for the performance of their duties imposed by the Bylaws of the Corporation or by the laws of the State of Oklahoma; and the tenure of office of any member of the Executive Committee shall be at the discretion and pleasure of the Board of Directors of the Corporation, unless otherwise provided in its Bylaws or by law.

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     4. When and as authorized by the affirmative vote of the holders of a majority of the issued and outstanding stock having voting privileges, given at a shareholders meeting duly called upon notice as is required by law, or when authorized by the written consent of the holders of a majority of such stock, to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration as its Board of Directors shall deem in the best interest of the Corporation.

     The undersigned incorporator, Michael Paulk, for the purpose of forming a corporation pursuant to the General Corporation Act of the State of Oklahoma, makes this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of the 23rd day of September, 1994.



                                          Michael Paulk, Incorporator

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